Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports 2019 Third Quarter and Nine Month Results
Completed Acquisition in Brazil; Strong Platform for Latin America Growth

CHICAGO, October 28, 2019 -- Heidrick & Struggles International, Inc. (Nasdaq: HSII), today announced financial results for its third quarter and nine months ended September 30, 2019.

Highlights:

•	Q3 net revenue of $182.2 million

•	Q3 operating margin of 7.9%; adjusted operating margin* of 10.2%

•	Q3 diluted EPS of $0.51; adjusted diluted EPS* of $0.70

•	Completed Latin American acquisition, expanding search consultant headcount by 13; forecasted to be EPS accretive in Q4

* Adjusted for a one-time restructuring charge of $4.1 million, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

“We are pleased to be keeping pace with last year’s record revenue, despite some geographic variability,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “Moreover, strong focus on our business operations has generated increases in year-to-date operating income, operating margin, net income and earnings per share, all on an adjusted basis. Cross collaboration between Executive Search and Heidrick Consulting continues to bear fruit as evidenced by Heidrick Consulting’s third quarter revenue growth both sequentially and year-over-year. We are also very excited about our acquisition in Brazil, which gives us a strong platform to grow throughout Latin America, where we see great opportunities for both Executive Search and Heidrick Consulting.”

Mr. Rajagopalan concluded, “Looking ahead, we are advancing important long-term initiatives that we expect will broaden our capabilities and drive growth in the years to come, while enhancing our data analytics as we focus on delivering a fully integrated premium offering to our clients. Importantly, our market position and cash flow remain strong. We believe this strategically positions our company to capitalize on a variety of opportunities, which we expect will create future value for our shareholders."

2019 Third Quarter Results
On September 23, 2019, the Company acquired 2GET, one of the leading search firms in Brazil. This transaction provides the Company with a strong platform for Latin America growth. As a result, the Company recorded a restructuring charge of $4.1 million in the quarter in connection with related employee, facility and legal costs associated with the transition away from its legacy Brazil operations. The acquisition of 2GET, coupled with the transition away from the Company’s legacy operations, is expected to be accretive to earnings per share.

Consolidated net revenue (revenue before reimbursements) of $182.2 million declined 2.9%, or $5.4 million, from $187.6 million in the 2018 third quarter. Excluding the impact of exchange rate fluctuations, consolidated net revenue declined 1.6%, or $2.9 million.

Executive Search net revenue of $166.5 million declined 3.2%, or $5.6 million, from $172.1 million in the 2018 third quarter. Excluding the impact of exchange rate fluctuations, Executive Search net revenue declined 2.0%, or $3.4 million. Net revenue increased 2.2% in the Americas (2.3% increase on a constant currency basis), decreased 7.0% in Europe (2.6% decrease on a constant currency basis) and decreased 18.9% in Asia Pacific (17.4% decrease on a constant currency basis). Growth in the Consumer Markets and Global Technology & Services practices was offset by declines in the other three industry practices.

There were 380 Executive Search consultants at September 30, 2019 compared to 346 at September 30, 2018 and 371 at June 30, 2019. Thirteen consultants were added in the 2019 third quarter following the Company’s acquisition of 2GET in Brazil. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.8 million compared to $2.0 million in the 2018 third quarter. The average revenue per executive search was $133,500 compared to $133,700 in the 2018 third quarter, while the number of confirmed searches declined 3.1% compared to the 2018 third quarter.

Heidrick Consulting net revenue increased 1.0%, or $0.1 million, to $15.7 million from $15.5 million in the 2018 third quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by 2.0%, or $0.3 million, Heidrick Consulting

Exhibit 99.1

net revenue increased 3.1%, or $0.5 million. There were 71 Heidrick Consulting consultants at September 30, 2019 compared to 66 at September 30, 2018 and 68 at June 30, 2019.

Consolidated salaries and benefits expense declined 2.6%, or $3.5 million, to $130.5 million from $133.9 million in the 2018 third quarter. Fixed compensation expense decreased $0.6 million and variable compensation expense declined $2.8 million, mostly related to lower revenue in the quarter. Salaries and benefits expense were 71.6% of net revenue for the quarter compared to 71.4% for the 2018 third quarter.

General and administrative expenses were $33.1 million, the same as in the 2018 third quarter. As a percentage of net revenue, general and administrative expenses were 18.2% compared to 17.6% in the 2018 third quarter.

Including the previously mentioned restructuring charges, operating income was $14.5 million compared to $20.6 million in the 2018 third quarter. Operating margin was 7.9% in the 2019 third quarter compared to 11.0% in the 2018 third quarter. Excluding restructuring charges, adjusted operating income was $18.6 million and adjusted operating margin was 10.2%.

Net income in the 2019 third quarter was $9.9 million and diluted earnings per share was $0.51 with an effective tax rate of 32.9%. This compares to net income of $16.5 million and diluted earnings per share of $0.85 with an effective tax rate of 29.0% in last year’s third quarter. Excluding restructuring charges, adjusted net income was $13.7 million and adjusted diluted earnings per share was $0.70. The full-year projected tax rate is in the low 30% range excluding any one-time items.

Adjusted EBITDA in the 2019 third quarter was $23.9 million compared to $26.4 million in the 2018 third quarter. Adjusted EBITDA margin was 13.1% compared to 14.1% in the 2018 third quarter. The declines in adjusted EBITDA and adjusted EBITDA margin were primarily driven by lower revenue in the quarter.

Net cash provided by operating activities was $86.5 million in the 2019 third quarter, compared to $84.2 million in the 2018 third quarter. Cash and marketable securities at September 30, 2019 were $218.9 million, compared to $279.9 million at December 31, 2018, and $164.2 million at September 30, 2018. The company’s cash position typically builds throughout the year as bonuses are accrued, and which are mostly paid out in the first quarter.

2019 Nine Months Results
For the nine months ended September 30, 2019, consolidated net revenue of $526.9 million decreased 0.7%, or $3.8 million, from $530.7 million in the first nine months of 2018. Excluding the impact of exchange rate fluctuations, consolidated net revenue increased 1.2% or $6.5 million.

Operating income for the first nine months of 2019 was $49.2 million compared to $52.2 million in the same period of 2018. Operating margin was 9.3% compared to 9.8% in the first nine months of 2018. Excluding restructuring charges of $4.1 million in the 2019 third quarter, adjusted operating income was $53.3 million and adjusted operating margin was 10.1%.

Net income for the first nine months of 2019 was $36.3 million and diluted earnings per share was $1.86, with an effective tax rate of 31.7%. This compares to net income of $38.1 million and diluted earnings per share of $1.96 in the first nine months of 2018, with an effective tax rate of 30.1%. Excluding restructuring charges of $4.1 million in the 2019 third quarter, adjusted net income was $40.0 million and adjusted diluted earnings per share was $2.05.

Adjusted EBITDA for the first nine months of 2019 increased to $68.6 million and Adjusted EBITDA margin improved to 13.0%, compared to Adjusted EBITDA of $68.4 million and Adjusted EBITDA margin of 12.9% for the same period in 2018.

2019 Fourth Quarter Outlook
The company expects 2019 fourth quarter consolidated net revenue of between $170 million and $180 million. The outlook is based on the average currency rates in September 2019 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of the Company’s business.

Dividend
The Board of Directors has declared a 2019 fourth quarter cash dividend of $0.15 per share payable on November 22, 2019 to shareholders of record at the close of business on November 8, 2019.

Exhibit 99.1

Quarterly Conference Call
Executives of Heidrick & Struggles will host a conference call to review its 2019 third quarter financial results today, October 28 at 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (647)689-6618, conference ID# 1358548. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.
Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world's top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

•	Adjusted operating income refers to operating income excluding restructuring charges.

•	Adjusted operating margin refers to adjusted operating income as a percentage of net revenue in the same period.

•	Adjusted Net Income and Adjusted Diluted Earnings per Share reflect the exclusion of restructuring charges, net of tax.

•
Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity- settled stock compensation expense, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense).

•	Adjusted EBITDA margin refers to Adjusted EBITDA as a percentage of net revenue in the same period.

Safe Harbor Statement
This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients’ ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2018, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of

Exhibit 99.1

factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:

Investors & Analysts:
Suzanne Rosenberg - Vice President, Investor Relations
+1 212 551 0554, srosenberg@heidrick.com

Media:
Nina Chang - Vice President, Corporate Communications
+1 212 551 1634, nchang@heidrick.com

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$182,174	$187,588	$(5,414)	(2.9)%
Reimbursements	4,344	4,753	(409)	(8.6)%
Total revenue	186,518	192,341	(5,823)	(3.0)%

Operating expenses
Salaries and benefits	130,479	133,933	(3,454)	(2.6)%
General and administrative expenses	33,093	33,072	21	0.1%
Restructuring charges	4,130	—	4,130	100.0%
Reimbursed expenses	4,344	4,753	(409)	(8.6)%
Total operating expenses	172,046	171,758	288	0.2%

Operating income	14,472	20,583	(6,111)	(29.7)%

Non-operating income (expense)
Interest, net	819	259
Other, net	(464)	2,345
Net non-operating income	355	2,604

Income before income taxes	14,827	23,187

Provision for income taxes	4,880	6,718

Net income	9,947	16,469

Other comprehensive loss, net of tax	(1,337)	(881)

Comprehensive income	$8,610	$15,588

Basic weighted average common shares outstanding	19,127	18,954
Diluted weighted average common shares outstanding	19,428	19,401

Basic net income per common share	$0.52	$0.87
Diluted net income per common share	$0.51	$0.85

Salaries and benefits as a % of net revenue	71.6%	71.4%
General and administrative expense as a % of net revenue	18.2%	17.6%
Operating income as a % of net revenue	7.9%	11.0%

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2019	2018	$ Change	% Change	2019 Margin*	2018 Margin*
Revenue
Executive Search
Americas	$108,878	$106,504	$2,374	2.2%
Europe	34,827	37,452	(2,625)	(7.0)%
Asia Pacific	22,784	28,095	(5,311)	(18.9)%
Total Executive Search	166,489	172,051	(5,562)	(3.2)%
Heidrick Consulting	15,685	15,537	148	1.0%
Revenue before reimbursements (net revenue)	182,174	187,588	(5,414)	(2.9)%
Reimbursements	4,344	4,753	(409)	(8.6)%
Total revenue	$186,518	$192,341	$(5,823)	(3.0)%

Operating income (loss)
Executive Search
Americas (1)	$23,211	$23,341	$(130)	(0.6)%	21.3%	21.9%
Europe	466	904	(438)	(48.5)%	1.3%	2.4%
Asia Pacific	2,421	6,414	(3,993)	(62.3)%	10.6%	22.8%
Total Executive Search	26,098	30,659	(4,561)	(14.9)%	15.7%	17.8%
Heidrick Consulting	(3,150)	(1,761)	(1,389)	(78.9)%	(20.1)%	(11.3)%
Total segment operating income	22,948	28,898	(5,950)	(20.6)%	12.6%	15.4%
Global Operations Support (1)	(8,476)	(8,315)	(161)	(1.9)%	(4.7)%	(4.4)%
Total operating income	$14,472	$20,583	$(6,111)	(29.7)%	7.9%	11.0%

* Margin based on revenue before reimbursements
(1) 2019 includes restructuring charges of $4.1 million in the Americas and less than $0.1 million in Global Operations Support

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$526,890	$530,718	$(3,828)	(0.7)%
Reimbursements	14,075	13,970	105	0.8%
Total revenue	540,965	544,688	(3,723)	(0.7)%

Operating expenses
Salaries and benefits	371,898	373,021	(1,123)	(0.3)%
General and administrative expenses	101,646	105,532	(3,886)	(3.7)%
Restructuring charges	4,130	—	4,130	100.0%
Reimbursed expenses	14,075	13,970	105	0.8%
Total operating expenses	491,749	492,523	(774)	(0.2)%

Operating income	49,216	52,165	(2,949)	(5.7)%

Non-operating income
Interest, net	2,039	496
Other, net	1,887	1,849
Net non-operating income	3,926	2,345

Income before income taxes	53,142	54,510

Provision for income taxes	16,828	16,410

Net income	36,314	38,100

Other comprehensive loss, net of tax	(1,012)	(3,107)

Comprehensive income	$35,302	$34,993

Basic weighted average common shares outstanding	19,084	18,905
Diluted weighted average common shares outstanding	19,518	19,444

Basic net income per common share	$1.90	$2.02
Diluted net income per common share	$1.86	$1.96

Salaries and benefits as a % of net revenue	70.6%	70.3%
General and administrative expense as a % of net revenue	19.3%	19.9%
Operating income as a % of net revenue	9.3%	9.8%

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019 Margin*	2018 Margin*
Revenue
Executive Search
Americas	$308,700	$295,499	$13,201	4.5%
Europe	103,244	110,419	(7,175)	(6.5)%
Asia Pacific	71,394	78,460	(7,066)	(9.0)%
Total Executive Search	483,338	484,378	(1,040)	(0.2)%
Heidrick Consulting	43,552	46,340	(2,788)	(6.0)%
Revenue before reimbursements (net revenue)	526,890	530,718	(3,828)	(0.7)%
Reimbursements	14,075	13,970	105	0.8%
Total revenue	$540,965	$544,688	$(3,723)	(0.7)%

Operating income (loss)
Executive Search
Americas (1)	$74,211	$69,988	$4,223	6.0%	24.0%	23.7%
Europe	3,788	6,453	(2,665)	(41.3)%	3.7%	5.8%
Asia Pacific	10,642	13,608	(2,966)	(21.8)%	14.9%	17.3%
Total Executive Search	88,641	90,049	(1,408)	(1.6)%	18.3%	18.6%
Heidrick Consulting	(12,770)	(10,988)	(1,782)	(16.2)%	(29.3)%	(23.7)%
Total segment operating income	75,871	79,061	(3,190)	(4.0)%	14.4%	14.9%
Global Operations Support (1)	(26,655)	(26,896)	241	0.9%	(5.1)%	(5.1)%
Total operating income	$49,216	$52,165	$(2,949)	(5.7)%	9.3%	9.8%

* Margin based on revenue before reimbursements
(1) 2019 includes restructuring charges of $4.1 million in the Americas and less than $0.1 million in Global Operations Support

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF OPERATING INCOME AND ADJUSTED OPERATING INCOME (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$182,174	$187,588	$526,890	$530,718

Operating income	14,472	20,583	49,216	52,165

Adjustments
Restructuring charges (1)	4,130	—	4,130	—
Total adjustments	4,130	—	4,130	—

Adjusted operating income	$18,602	$20,583	$53,346	$52,165

Operating income as a % of net revenue	7.9%	11.0%	9.3%	9.8%
Adjusted operating income as a % of net revenue	10.2%	11.0%	10.1%	9.8%

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$9,947	$16,469	$36,314	$38,100

Adjustments
Restructuring charges, net of tax (1)	3,717	—	3,717	—
Total adjustments	3,717	—	3,717	—

Adjusted net income	$13,664	$16,649	$40,031	$38,100

Basic weighted average common shares outstanding	19,127	18,954	19,084	18,905
Diluted weighted average common shares outstanding	19,428	19,401	19,518	19,444

Basic net income per common share	$0.52	$0.87	$1.90	$2.02
Diluted net income per common share	$0.51	$0.85	$1.86	$1.96

Adjusted basic net income per common share	$0.71	$0.87	$2.10	$2.02
Adjusted diluted net income per common share	$0.70	$0.85	$2.05	$1.96

(1) In 2019, the Company incurred approximately $4.1 million in restructuring charges related to the closing of the Company's legacy Brazil operations due to the acquisition of 2GET. The restructuring charges consist primarily of employee-related costs for the Company's existing Brazil operations.

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
Current assets
Cash and cash equivalents	$176,372	$279,906
Marketable securities	42,566	—
Accounts receivable, net	150,872	114,977
Prepaid expenses	20,436	22,766
Other current assets	27,966	29,598
Income taxes recoverable	5,818	3,620
Total current assets	424,030	450,867

Non-current assets
Property and equipment, net	29,356	33,871
Operating lease right-of-use assets	98,097	—
Assets designated for retirement and pension plans	14,289	15,035
Investments	23,807	19,442
Other non-current assets	20,317	22,276
Goodwill	128,286	122,092
Other intangible assets, net	4,428	2,216
Deferred income taxes	34,013	34,830
Total non-current assets	352,593	249,762

Total assets	$776,623	$700,629

Current liabilities
Accounts payable	$9,093	$9,166
Accrued salaries and benefits	180,207	227,653
Deferred revenue	40,434	40,673
Operating lease liabilities	30,663	—
Other current liabilities	29,327	33,219
Income taxes payable	6,517	8,240
Total current liabilities	296,241	318,951

Non-current liabilities
Accrued salaries and benefits	53,099	57,234
Retirement and pension plans	43,269	39,865
Operating lease liabilities	76,871	—
Other non-current liabilities	10,508	17,423
Total non-current liabilities	183,747	114,522

Total liabilities	479,988	433,473

Stockholders’ equity	296,635	267,156

Total liabilities and stockholders’ equity	$776,623	$700,629

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows - operating activities
Net income	$36,314	$38,100
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,983	9,558
Deferred income taxes	(24)	(438)
Stock-based compensation expense	7,250	6,763
Accretion expense related to earnout payments	495	963
Gain on marketable securities	(353)	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(36,961)	(60,057)
Accounts payable	(144)	(761)
Accrued expenses	(52,680)	3,834
Restructuring accrual	2,762	(10,833)
Deferred revenue	113	185
Income taxes payable, net	(3,952)	(2,003)
Retirement and pension plan assets and liabilities	1,824	(1,019)
Prepaid expenses	(920)	(3,416)
Other assets and liabilities, net	2,874	(3,761)
Net cash used in operating activities	(35,419)	(22,885)

Cash flows - investing activities
Acquisition of business	(3,520)	(3,119)
Capital expenditures	(2,641)	(4,939)
Purchases of available-for-sale investments	(83,146)	(2,046)
Proceeds from sales of available-for-sale investments	39,162	2,890
Net cash used in investing activities	(50,145)	(7,214)

Cash flows - financing activities
Proceeds from line of credit	—	20,000
Payments on line of credit	—	(20,000)
Cash dividends paid	(8,866)	(7,573)
Payment of employee tax withholdings on equity transactions	(4,552)	(2,234)
Acquisition earnout payments	(1,853)	—
Net cash used in financing activities	(15,271)	(9,807)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(3,055)	(3,442)

Net decrease in cash, cash equivalents and restricted cash	(103,890)	(43,348)
Cash, cash equivalents and restricted cash at beginning of period	280,262	208,162
Cash, cash equivalents and restricted cash at end of period	$176,372	$164,814

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Cash flows - operating activities
Net income	$9,947	$16,469
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,635	3,065
Deferred income taxes	(536)	(91)
Stock-based compensation expense	2,539	2,911
Accretion expense related to earnout payments	168	316
Gain on marketable securities	(237)	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(4,868)	(4,660)
Accounts payable	834	1,036
Accrued expenses	62,820	63,950
Restructuring accrual	3,951	(1,948)
Deferred revenue	3,353	2,811
Income taxes payable, net	83	1,063
Retirement and pension plan assets and liabilities	138	(1,140)
Prepaid expenses	2,587	2,463
Other assets and liabilities, net	3,050	(2,070)
Net cash provided by operating activities	86,464	84,175

Cash flows - investing activities
Acquisition of business	(3,520)	42
Capital expenditures	(848)	(2,391)
Purchases of available-for-sale investments	(42,669)	(155)
Proceeds from sales of available-for-sale investments	38,930	1,326
Net cash used in investing activities	(8,107)	(1,178)

Cash flows - financing activities
Cash dividends paid	(2,963)	(2,531)
Acquisition earnout payments	(1,446)	—
Net cash used in financing activities	(4,409)	(2,531)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2,890)	(2,084)

Net increase in cash, cash equivalents and restricted cash	71,058	78,382
Cash, cash equivalents and restricted cash at beginning of period	105,314	86,432
Cash, cash equivalents and restricted cash at end of period	$176,372	$164,814

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$182,174	$187,588	$526,890	$530,718

Net income	9,947	16,469	36,314	38,100
Interest, net	(819)	(259)	(2,039)	(496)
Other, net	464	(2,345)	(1,887)	(1,849)
Provision for income taxes	4,880	6,718	16,828	16,410
Operating income	14,472	20,583	49,216	52,165

Adjustments
Salaries and employee benefits
Stock-based compensation expense	2,539	2,464	6,790	5,755
General and administrative expenses
Depreciation	2,444	2,709	7,316	8,337
Intangible amortization	192	355	667	1,220
Earnout accretion	168	316	495	963
Restructuring charges	4,130	—	4,130	—
Total adjustments	9,473	5,844	19,398	16,275

Adjusted EBITDA	$23,945	$26,427	$68,614	$68,440
Adjusted EBITDA Margin	13.1%	14.1%	13.0%	12.9%